Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,578,620
Unrealized Gain (Loss) on Market Value of Commodity Futures	9,757,348
Dividend Income	136,623
Interest Income	163,652
ETF Transaction Fees	350
Total Income (Loss)	$11,636,593

Expenses
General Partner Management Fees	$37,245
Professional Fees	34,594
Brokerage Commissions	3,896
Directors' Fees and insurance	2,397
License fees	932
Total Expenses	$79,064
Net Income (Loss)	$11,557,529

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/23	$68,848,174
Withdrawals (50,000 Shares)	(3,654,792)
Net Income (Loss)	11,557,529

Net Asset Value End of Month	$76,750,911
Net Asset Value Per Share (1,050,000 Shares)	$73.10

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596